Exhibit 10

SUPERVISORY AGREEMENT

OTS Docket No: 02966

This Supervisory Agreement (“Agreement”) is made as of this 2nd day of August, 2005 (the “Effective Date”), by and between Third Federal Bank, Newtown, Pennsylvania, a federally-chartered savings bank (“Bank”), and the Office of Thrift Supervision (“OTS”), an office within the United States Department of the Treasury, acting through its Northeast Regional Director or his duly authorized designee (“Regional Director”).

WHEREAS, the OTS is the primary federal regulator of the Bank; and

WHEREAS, in connection with its supervision of the Bank, OTS has issued a Report of Examination concerning its Information Technology examination of the Bank commenced on January 3, 2005 (“Report of Examination”); and

WHEREAS, based on the information in the Report of Examination, OTS is of the opinion that the Bank has engaged in acts and practices relating to its Information Technology (“IT”) activities that OTS considers to be unsafe and unsound; and

WHEREAS, the OTS is of the opinion that grounds exist for the initiation of an administrative proceeding against the Bank; and

WHEREAS, the OTS is of the view that it is appropriate to take measures intended to ensure that the Bank will conduct its IT activities in a safe and sound manner and comply with all applicable laws and regulations; and

WHEREAS, the Bank, acting through its Board of Directors (“Board”), and without admitting or denying that it has engaged in unsafe and unsound acts and practices relating to its IT activities, has determined to cooperate with the OTS and to evidence the Bank’s intent to operate in a safe and sound manner by creating, implementing, and updating the Third Federal IT Remediation Project Plan (“ITRPP”).

NOW THEREFORE, in consideration of the above premises and the mutual undertakings set forth herein, the parties agree as follows:

1.                                       Compliance With Laws and Regulations

The Bank, its directors, officers, employees, and agents shall take all steps necessary (including the provision of required resources) to ensure that the Bank complies and remains in compliance at all times with

(a) 12 C.F.R. Part 570, Appendix A, Subsections II(A) and II(B) (Interagency Guidelines Establishing Standards for Safety and Soundness – Operational and Managerial Standards – Internal Controls and Information Systems and Internal Audit System);

(b) 12 C.F.R. Part 570, Appendix B (Interagency Guidelines Establishing Standards for Safeguarding Customer Information); and

(c) The Guidelines set forth in the Federal Financial Institutions Examination Council (“FFIEC”) Information Technology Examination Handbook (Revised Edition).

2.                                       ITRPP

The Bank shall implement the ITRPP.  To clarify the contents of the ITRPP and to facilitate its ongoing implementation, the parties agree as follows:

(a) The ITRPP shall be deemed to include each task set forth in the ITRPP spreadsheets generated periodically by the Bank, including under the dates of April 8 and 28, 2005;

(b) The ITRPP shall also be deemed to include each “Start Date,” “Target Completion Date,” “Revised Completion Date,” “% Complete” entry, “Actual Completion Date,” and “Responsible Person/Party” set forth in the ITRPP spreadsheets generated periodically by the Bank, including under the dates of April 8 and 28, 2005;

(c) All tasks included within the ITRPP shall be satisfactorily completed by no later than March 31, 2006; and

(d) During the term of this Agreement, the ITRPP shall not be amended or rescinded without the prior written approval of the Regional Director.

3.                                       Compliance With Agreement

(a) The Board and officers of the Bank shall take immediate action to cause the Bank to comply with the terms of this Agreement and shall take all actions necessary and appropriate thereafter to cause the Bank to continue to carry out the provisions of this Agreement.

(b) Within 15 days of the Effective Date, the Board shall appoint a committee (the “Compliance Committee”) comprised of 3 or more directors, the majority of whom shall be outside directors, to monitor and coordinate the Bank’s compliance with the provisions of this Agreement.

(c) Within 20 days after the end of each calendar quarter following the Effective Date, Management shall update the ITRPP spreadsheets used to describe and monitor implementation of the ITRPP, and shall submit the same to the Compliance Committee.

(d) Within 10 days of its receipt of the updated ITRPP spreadsheets, the Compliance Committee shall submit a written progress report to the Board detailing the actions taken to comply with each provision of this Agreement and the results of those actions.

(e) Within 15 days after its receipt of a quarterly progress report from the Compliance Committee, the Board shall forward a copy thereof, together with any additional comments made by the Board, to the Regional Director and shall certify in writing that each Director has reviewed the report.

4.                                       Submission of Required Documents to OTS

When this Agreement requires the submission of documents to the OTS, the Bank shall submit them as follows:

The original to:	copy to:

Mr. Robert C. Albanese	Mr. Thomas J. Donahue
Regional Director	Information Tech. Examinations Mgr.
Office of Thrift Supervision	Office of Thrift Supervision
Harborside Financial Center Plaza Five	Harborside Financial Center Plaza Five
Suite 1600	Suite 1600
Jersey City, New Jersey 07311	Jersey City, New Jersey 07311

5.                                       Integration Clause

This Agreement represents, as of the Effective Date, the final written agreement of the parties with respect to the subject matter hereof and constitutes the sole agreement of the parties, as of the Effective Date.

6.                                       Definitions

All technical words or terms used in this Agreement for which meanings are not specified or otherwise provided by the provisions of this Agreement shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, the Home Owners’ Loan Act (“HOLA”), the Federal Deposit Insurance Act (“FDI Act”), and OTS Memoranda.  Any such technical words or terms used in this Agreement and undefined in said Code of Federal Regulations, HOLA, FDI Act, and OTS Memoranda shall have meanings that accord with the best custom and usage in the savings and loan and information technology industries.

7.                                       Successor Statutes, Regulations, Guidance, Amendments

Reference in this Agreement to provisions of statutes, regulations, and OTS Memoranda shall be deemed to include references to all amendments to such provisions that have been made as of the Effective Date and references to successor provisions as they become applicable.

8.                                       Time Limits

Time limitations for compliance with the terms of this Agreement run from the Effective Date unless otherwise noted.

9.                                       Rules of Interpretation

(a) Nothing in this Agreement shall be construed as permitting the Bank to violate any law, rule, regulation, or policy statement to which it is subject.

(b) The paragraph headings herein are for convenience only and shall not affect the construction hereof.

(c) In case any provision in this Agreement is determined to be invalid, illegal, or unenforceable by the decision of any court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his sole discretion determines otherwise.

10.                                 Successors In Interest/Benefit

The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors in interest.  Nothing in this Agreement, express or implied, shall give to any person or entity, other than the parties hereto, the Federal Deposit Insurance Corporation, and their successors hereunder, any benefit or any legal or equitable right, remedy, or claim under this Agreement.

11.                                 Enforceability of Agreement; Director Attestation

The Bank represents and warrants that this Agreement has been duly authorized, executed, and delivered, and constitutes, in accordance with its terms, a valid and binding agreement of the Bank.  Each director signing Addendum A attached to this Agreement attests, by such act, that she or he, as the case may be, voted in favor of the Board resolutions (copies submitted to the OTS herewith) authorizing the execution of this Agreement by the Bank.

12.                                 Effective Date; Duration; Termination or Suspension of Agreement

This Agreement shall be effective and enforceable as of the date the OTS’ Regional Director executes this Agreement, which date is the Effective Date hereof, as indicated on the first page hereof.  This Agreement shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Director or the Regional Director.  The Regional Director, in his sole discretion and by written notice, may suspend any or all provisions of this Agreement.

13.                                 No Bar or Estoppel

The provisions of this Agreement shall not bar, estop, or otherwise prevent the OTS from taking any other action (including, without limitation, any type of supervisory, enforcement, or resolution action) affecting the Bank or any of its current or former institution-affiliated parties.

14.                                 Section 8 Agreement

This Agreement is a “written agreement” for the purposes of section 8 of the FDI Act, 12 U.S.C. § 1818.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement.

THIRD FEDERAL BANK		OFFICE OF THRIFT SUPERVISION

By:	/s/ Kent C. Lufkin	By:	/s/ Robert C. Albanese
	Kent C. Lufkin		Robert C. Albanese
	President & Chief Executive Officer		Regional Director
	Date: August 2, 2005		Date: August 2, 2005